UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   December 31, 2005

Intrado Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (720) 494-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Intrado Inc. Nonqualified Deferred Compensation Plan

On December 31, 2005, the Compensation Committee of Intrado’s Board of Directors adopted an Amended and Restated Nonqualified Deferred Compensation Plan.  The plan allows participants specified by the Compensation Committee (presently Intrado’s directors and executive officers) to defer salary, bonus and equity-based compensation for calendar years ending on and after December 31, 2005.  The amended plan, which is attached as Exhibit 10.1 to this Report, is intended to comply with Section 409A of the Internal Revenue Code.

Amended and Restated Non-Competition Agreement

On December 31, 2005, the Compensation Committee of Intrado’s Board of Directors authorized Intrado to enter into an Amended and Restated Non-Competition Agreement (“New Non-Competition Agreement”) with each of its “Senor Executives.”  The Senior Executives include:  George Heinrichs, President and Chief Executive Officer; Stephen M. Meer, Chief Technology Officer; Michael D. Dingman, Jr., Chief Financial Officer; Lawrence P. Jennings, Chief Operating Officer; Craig W. Donaldson, Senior Vice President and General Counsel; and Teri L. DePuy, Senior Vice President of Organizational Development.  The New Non-Competition Agreements are intended to comply with Section 409A of the Internal Revenue Code and supersede and replace the non-competition agreements that were entered with the same six Senior Executives in the first quarter of 2004 (the “Old Non-Competition Agreements”).  A form of the New Non-Competition Agreement has been filed as Exhibit 10.2 to this Form 8-K.

The following represents a summary and comparison of key provisions in the New and Old Non-Competition Agreements:

Non-Competition Triggers.  Under the Old Non-Competition Agreement, non-competition rights and obligations were triggered only upon a “Change in Control,” as defined in the 1998 Stock Incentive Plan.  Under the New Non-Competition Agreement, non-competition rights and obligations are triggered by:  (1) a decision by Intrado (or a successor company) to invoke the agreement’s covenants, outlined in greater detail below, in exchange for tendering the non-competition payment upon the termination of a Senior Executive’s employment; or (2) the Senior Executive’s decision to terminate employment within twelve months after a “Change in Control” (as defined in the New Non-Competition Agreement).

Non-Competition Payments and Obligations.  Under the New Non-Competition Agreements:

•                  George Heinrichs and Stephen M. Meer are required to abide by certain non-competition provisions for a period of three (3) years in exchange for a lump sum payment in an amount equal to three (3) times the highest annual salary and bonus earned by the executive in the three (3) year period preceding termination;

•                  Michael D. Dingman, Jr. and Lawrence P. Jennings are required to abide by certain non-competition provisions for a period of two (2) years in exchange for a lump sum payment in an amount equal to two (2) times the highest annual salary and bonus earned by the executive in the three (3) year period preceding termination;

•                  Craig W. Donaldson and Teri L. DePuy are required to abide by certain non-competition provisions for a period of one (1) year in exchange for a lump sum payment in an amount equal to one (1) times the highest annual salary and bonus earned by the executive in the three (3) year period preceding termination.

Under the Old Non-Competition Agreements, the Senior Executives were required to abide by the non-competition provisions for the same compliance periods (one to three years), but the lump sum payout was based on the highest annual salary and bonus received (as opposed to earned) in the three (3) year period preceding termination.  Under the New Non-Competition Agreements, the method of computing the lump sum payout changed from a cash basis to an accrual basis.  For example, cash bonuses paid in the first quarter of 2005 that are attributable to 2004 bonus compensation plans will be attributable to 2004 for purposes of determining the lump sum payout under the New Non-Competition Agreements.  Under the Old Non-Competition Agreements, lump sum payments were accessible immediately by the executives.  As described below under “Payments to Deferred Compensation Plan,” payments under the New Non-Competition Agreements will be held in escrow for six (6) months and then payable over the executive’s respective non-compete period.

Effect of Termination for Cause.  If the Senior Executive is terminated “for cause” (as defined in the New Non-Competition Agreement), then the Senior Executive will have to abide by the non-competition provisions and will not be entitled to any compensation.

Non-Solicitation.  Under the New Non-Competition Agreements, Senior Executives are precluded from soliciting, hiring, recruiting, as an employee or consultant, any individual who was an employee or consultant of Intrado or any affiliate of Intrado until twelve months after such individual’s relationship with Intrado or its affiliates has been terminated (regardless of whether the individual, Intrado or its successor terminates the employment/consulting relationship).  Under the Old Non-Competition Agreements, the non-solicitation provisions precluded Senior Executives from soliciting, recruiting or otherwise attempting to persuade certain employees (director level and above) to terminate his or her employment with Intrado or its successors.

Non-Disparagement.  Under the New Non-Competition Agreements, Senior Executives must refrain from making statements that criticize, disparage or ridicule Intrado or any of its affiliates, members, shareholders, directors, officers, employees or agents (each, an “Intrado Party”) and are detrimental to the reputation or image of any Intrado Party during the applicable non-competition compliance period.  In addition, the Senior Executives must not comment if any third party solicits an opinion regarding an Intrado Party for the full extent of the applicable non-competition compliance period.

Health and Life Insurance.  Under the New Non-Competition Agreements, Senior Executives will be entitled to life insurance for one (year) after a “Change in Control,” and health insurance benefits for the non-competition compliance period (which varies from one year to three years, depending on the Senior Executive).  Under the Old Non-Competition Agreement, Senior Executives were entitled to health and life insurance for one (1) year after a “Change in Control.”

Effect of a Breach by Senior Executive.  Upon a breach by the Senior Executive, Intrado or its successor can seek damages up to the amount payable under the New Non-Competition Agreement.  Intrado can seek further damages only if there is clear and convincing evidence that a breach has occurred or if the Senior Executive was terminated for Cause (as discussed above).

Payments to Deferred Compensation Plan.  Under the New Non-Competition Agreement, non-competition payments will be deposited into the Intrado Inc. Nonqualified Deferred Compensation Plan.  Payments will be distributed by the plan administrator over the executive’s respective non-compete period accordance with Section 409A of the Internal Revenue Code.

Additional Tax Provisions.  Under the New Non-Competition Agreements,  Intrado will indemnify the Senior Executive for any penalty and interest incurred by the Senior Executive as a result of such executive’s position that non-competition payments constitute reasonable compensation and are not subject to Section 280G of the Internal Revenue Code.  In addition, Intrado may advance an amount equal to the tax, if such amount must be paid prior to litigation.

Item 1.02  Termination of a Material Definitive Agreement.

Intrado’s original deferred compensation plan and Old Non-Competition Agreements (filed as an exhibit to the Form S-3 Registration Statement on April 1, 2004) were terminated upon execution of the Amended and Restated Nonqualified Deferred Compensation Plan and New Non-Competition Agreements.  Refer to the disclosure under Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)                                  Financial Statements of Businesses Acquired:

Not required.

(b)                                 Pro Forma Financial Information:

Not required.

(c)                                  Exhibits:

Exhibit Number	Description

10.1	Intrado Inc. Nonqualified Deferred Compensation Plan (1)
10.2	Amended and Restated Non-Competition Agreement (1)

(1) Compensatory plan or agreement in which an executive officer or director participates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: January 5, 2006	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr. Chief Financial Officer